Exhibit 99.1

McEwen Mining Third Quarter 2012 Production Results

And Discovery of New Vein System at the San José Mine in Argentina

TORONTO, ONTARIO — (October 18, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce Third Quarter production results and the discovery of a new vein system at the San José mine (49%) in Argentina. The San José mine had another solid quarter of production and El Gallo Phase I (100%) in Mexico achieved its first gold pour. Third Quarter production totaled 10,572 ounces gold and 760,670 ounces silver, representing 25,200 gold and gold equivalent ounces¹. The Company remains on track to produce approximately 105,000 gold and gold equivalent ounces in 2012. Production costs will be announced with the Third Quarter financial results, which will be released in early November.

San José Mine - Argentina (49%)

The San José mine continued to meet its full year production guidance. Production attributable to McEwen Mining during the Third Quarter totaled 10,274 ounces gold and 760,480 ounces silver, representing 24,899 gold and gold equivalent ounces. The average grade mined at San José during the quarter was 5.24 gpt gold and 402 gpt silver, slightly lower than previous quarters, but in line with the Company’s expectations. The decrease in grade was offset by higher throughput at the process plant. Ounces sold in the quarter were higher than normal due to the sale of accumulated concentrate inventory from the previous quarter.

San José Mine Production Comparison

San José – 100%*	Year to Date 2012	3rd Quarter 2012	2nd Quarter 2012	3rd Quarter 2011
Ore production (tonnes)	380,911	136,577	128,803	124,204
Average grade gold (gpt)	5.71	5.24	5.98	5.75
Average head silver (gpt)	416	402	430	448
Average gold recovery (%)	90.4	91.1	88.6	91.1
Average silver recovery (%)	86.6	87.9	84.2	87.2
Gold produced (ounces)	63,270	20,967	21,946	20,908
Silver produced (ounces)	4,407,000	1,552,000	1,500,000	1,562,000
Gold equivalent(1) produced (ounces)	148,020	50,813	50,792	50,946
Gold sold (ounces)	61,127	29,126	17,661	18,140
Silver sold (ounces)	4,343,000	2,165,000	1,146,000	1,409,000

McEwen Mining – 49% Share
Gold produced (ounces)	31,002	10,274	10,754	10,245
Silver produced (ounces)	2,159,430	760,480	735,000	765,380
Gold equivalent(1) produced (ounces)	72,530	24,899	24,888	24,964

*McEwen Mining holds a 49% attributable interest in the San José mine.

El Gallo Phase 1 — First Gold Pour in Mexico

On September 24th the Company announced that it had achieved its first gold pour from El Gallo Phase I.  The remaining commissioning activities are underway, with commercial production anticipated to be achieved late this year. An update on the commissioning of Phase I will be provided with the Company’s Third Quarter financial results.

(1)Gold equivalent calculated using an average silver:gold ratio of 52:1.

Discovery of New Vein System at the San José Mine in Argentina

The Company is pleased to announce the discovery of a new vein system at the San José mine. This result is part of the largest exploration program ever being conducted at the mine this year. The new discovery is the high-grade gold/silver Emilia vein, located within the known San José area. The Emilia vein has been traced over a strike length of more than 1,000 meters and it is open to the east and at depth. The Emilia drilling also identified sub-parallel veins called the Estela and Esperanza veins, and the system represents the eastward extension of the east-west Micaela system. For a full set of results please see Table 2. The discovery of this new vein system is encouraging and illustrates the prospective nature of the San José mine and the surrounding land package.

The location of the Emilia vein is shown in Figure 1. Highlights from the holes recently drilled on the Emilia vein include:

Table 1.  Drill Hole Intercepts — Emilia Vein

Drill Hole	Intercept (m)	True Width (m)	Au (g/t)	Ag (g/t)
SJD-496 including	2.30 1.00	0.53 0.23	22.8 46.4	3,403 6,951
SJD-1220	0.85	0.58	2.3	840
SJD-1246 including	1.65 1.00	0.73 0.31	44.5 71.3	2,251 3,579
SJD-1264 including	1.65 0.90	0.56 0.31	86.4 147.0	1,041 1,276
SJD-1269 including	4.70 1.00	0.89 0.19	11.6 30.4	86 212

About the San José Mine

The San José mine is a high grade silver/gold mine located in southern Argentina in the province of Santa Cruz. The mineralisation occurs as low sulphidation quartz veins. It is owned and operated by Minera Santa Cruz S.A., a joint venture between Hochschild Mining (51%) and McEwen Mining (49%). Operations commenced at San José in June 2007 and in the second half of 2008 its processing capacity was increased from 750 to 1,500 tonnes per day. The mine produced 81,000 ounces gold and 5.9 million ounces silver in 2011.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns approximately 25% of the shares of the Company. As of June 30, 2012, McEwen Mining had cash and liquid assets of US$38 million and is debt free.

Reliability of Information

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. This press release is based entirely on information provided to McEwen Mining by Minera Santa Cruz S.A. (MSC). McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release. As the Company is not the operator of the San José mine, there can be no assurance that production information reported to the Company by MSC is accurate, the Company has not independently verified such information and readers are therefore cautioned regarding the extent to which they should rely upon such information.

Technical Information

The technical contents of this news release has been reviewed and approved by Jim Duff, Senior Operations Advisor to the Company, a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”. Assay results were reported to McEwen Mining by MSC, which is the operating company for the San José mine joint venture. Assay results for the drilling were reviewed by Jim Duff. All samples were collected in accordance with industry standards. Drill core samples were submitted to Alex Stewart Assayers, Argentina S.A. in Mendoza, Argentina, for fire assay and ICP analysis. Accuracy of results is tested through the systematic inclusion of standards, blanks and check assays. Jim Duff has reviewed the assay certificates from the lab and the quality control measures.

Cautionary Note to U.S. Investors

McEwen Mining reports its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (“NI 43-101”). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. According to NI 43-101 criteria, the estimation of measured resources and indicated resources involve greater uncertainty as to their economic feasibility than the estimation of proven and probable reserves. Under SEC Industry Guide 7 criteria, measured, indicated and inferred resources are considered Mineralized Material. The SEC considers that in addition to greater uncertainty as to the economic feasibility of Mineralized Material compared to proven and probable reserves, there is also greater uncertainty as to the existence of Mineralized Material. U.S. investors are cautioned not to assume that measured or indicated resources will be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations` Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

Figure 1.  San José Mine — Emilia Vein System

2400000
2402500
4832500
4830000
Ext Ayelén
Kenos
RML Ayelén
Laura
Ayelén
Frea
Luli
Pilar
Micaela
Sanson
Sanson
Estela
Odin
Emilia
Esperanza
Kospi
Ext Rml Frea
290
Dalila
Rml Kospi
Antonella
HV Norterml 861 W
Huevos Verdes North
Huevos Verdes Central
Huevos Verdes South
Nadia
HVS02
HVS01
HVS03
0
500
1,000
Meters
1:20,000
N
Legend
Emilia Vein System
Other Known Veins

Figure 2.  Emilia Vein System – Drill Hole Locations

Table 2.  Emilia Vein System Drilling Results From July 1, 2012 to September 30, 2012

Drill Hole	From (m)	To (m)	Intercept (m)	Au (g/t)	Ag (g/t)	True Width (m)	Au (g/t)	Ag (g/t)	Vein
SJD-180	142.57	143.20	0.63	0.07	8.00	0.78	0.11	17.32	Emilia
	143.20	143.75	0.55	0.17	28.00
SJD-198	178.00	178.40	0.40	0.48	116.50	0.55	0.24	59.25	Emilia
	178.40	178.80	0.40	0.01	2.00
SJD-462	78.40	79.40	1.00	0.08	1.00	0.86	0.08	1.00	Emilia
SJD-468	74.15	75.08	0.93	0.08	2.62	0.80	0.08	2.62	Emilia
SJD-469	167.98	168.50	0.52	0.08	1.00	0.69	1.52	1.00	Emilia
	168.50	168.80	0.30	4.03	1.00
	75.15	76.15	1.00	2.90	330.72
SJD-496	76.15	77.15	1.00	46.37	6951.02	0.53	22.82	3403.12	Emilia
	77.15	77.45	0.30	10.70	1818.15
SJD-500	222.80	223.80	1.00	0.08	1.00	1.11	0.08	1.31	Emilia
	223.80	224.11	0.31	0.08	2.31
SJD-1158	254.35	255.35	1.00	8.25	249.05	0.63	8.25	249.05	Emilia
SJD-1220	109.15	110.00	0.85	2.27	839.74	0.58	2.27	839.74	Emilia
SJD-1222	78.77	79.45	0.68	0.01	2.00	0.46	0.01	1.00	Emilia
	79.45	79.80	0.35	0.01	2.00
SJD-1238	284.45	285.20	0.75	0.02	3.13	0.38	0.02	3.13	Emilia
SJD-1246	285.30	286.30	1.00	71.31	3579.34	0.73	44.51	2205.76	Emilia
	286.30	286.95	0.65	3.29	92.57
SJD-1252	131.20	132.00	0.80	0.02	12.88	0.50	0.38	135.89	Emilia
	132.00	132.45	0.45	1.01	354.57
SJD-1260	142.40	143.10	0.70	10.45	782.43	0.62	4.37	330.35	Emilia
	143.10	144.10	1.00	0.11	13.90
SJD-1264	96.35	97.10	0.75	13.54	758.35	0.56	86.36	1040.74	Emilia
	97.10	98.00	0.90	147.04	1276.06
	152.00	153.00	1.00	21.33	120.92
	153.00	154.00	1.00	30.38	212.13
SJD-1269	154.00	154.70	0.70	3.03	78.04	0.89	11.60	86.43	Emilia
	154.70	155.70	1.00	0.46	10.12
	155.70	156.70	1.00	0.21	8.42
SJD-1272	126.00	126.30	0.30	0.07	5.36	1.17	0.02	2.01	Emilia
	126.30	127.30	1.00	0.01	1.00
SJD-1274	154.10	154.50	0.40	0.01	2.86	0.95	0.02	2.94	Emilia
	154.50	155.25	0.75	0.02	2.99
SJD-1276	191.85	192.35	0.50	0.02	3.91	0.77	1.31	59.65	Emilia
	192.35	192.70	0.35	3.15	139.28

Drill Hole	From (m)	To (m)	Intercept (m)	Au (g/t)	Ag (g/t)	True Width (m)	Au (g/t)	Ag (g/t)	Vein
SJD-1278	94.80	95.60	0.80	0.01	9.17	0.53	0.01	6.44	Emilia
	95.60	96.20	0.60	0.01	2.79
SJD-1279	202.35	203.10	0.75	0.08	7.42	0.48	0.08	7.42	Emilia
SJD-1283	124.80	125.65	0.85	0.35	3.28	0.71	0.35	3.28	Emilia
SJD-1284	187.70	188.70	1.00	0.01	3.39	0.89	0.01	3.39	Emilia
SJD-1287	219.70	220.40	0.70	0.01	1.00	0.89	0.01	1.00	Emilia
	220.40	220.70	0.30	0.01	1.00
SJD-1288	40.50	41.00	0.50	0.15	136.10	0.40	1.08	388.36	Emilia
	41.00	41.50	0.50	2.00	640.61
SJD-1158	143.00	144.00	1.00	0.92	66.76	0.45	1.08	64.48	Estela
	144.00	144.40	0.40	1.48	58.79
SJD-1220	44.10	44.55	0.45	1.18	11.62	0.31	1.18	11.62	Estela
SJD-1238	329.35	329.85	0.50	0.03	3.45	0.24	0.03	3.45	Estela
SJD-1279	155.60	156.60	1.00	5.38	872.73	1.16	4.41	614.56	Estela
	156.60	157.50	0.90	3.33	327.70
SJD-367	292.33	293.13	0.80	2.34	23.00	0.31	2.34	23.00	Estela
SJD-1158	286.00	287.00	1.00	2.38	32.76	0.74	2.38	32.76	Esperanza
	287.00	287.95	0.95	1.51	20.14
	287.95	288.95	1.00	1.10	14.99
	288.95	289.20	0.25	0.13	2.93
SJD-1220	130.45	131.00	0.55	0.01	3.92	0.67	0.02	5.08	Esperanza
	131.00	131.30	0.30	0.05	7.20
SJD-1238	163.80	164.40	0.60	12.69	174.16	0.93	3.88	100.94	Esperanza
	164.40	165.10	0.70	0.62	56.01
	165.10	165.40	0.30	6.76	59.34
SJD-1239	235.05	236.05	1.00	0.01	2.00	0.77	0.01	2.00	Esperanza
SJD-1276	76.75	77.35	0.60	5.63	6.61	0.40	5.63	6.61	Esperanza
SJD-506	88.77	89.77	1.00	0.77	208.35	1.80	1.22	273.81	Esperanza
	89.77	90.61	0.84	0.30	78.79
	90.61	91.23	0.62	3.20	643.62